Exhibit 5.1

October 28, 2019

InVivo Therapeutics Holdings Corp.

One Kendall Square, Building 1400 East, Floor 4

Cambridge, MA 02139

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to an aggregate of $20,000,000 of (a) common stock, $0.00001 par value per share (“Common Stock”), (b) warrants (“Warrants”) to purchase Common Stock or Units (as defined hereinafter), and (c) units of the Corporation (“Units”) comprised of Common Stock and Warrants.  The Common Stock, Warrants, and Units are collectively referred to as the “Securities”.

In connection therewith, we have examined the following documents: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on April 2, 2003, as amended; (b) the Amended and Restated Bylaws of the Corporation, dated as of March 29, 2016; (c) the resolutions adopted by the Corporation’s board of directors (the “Board of Directors”) authorizing the filing of the Registration Statement with the Commission; and (d) the Registration Statement and the exhibits thereto. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinions expressed below are based on the assumption that the Registration Statement has been filed by the Corporation with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities.  We further assume that the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of common stock of the Corporation issued and outstanding, and the total number of shares of preferred stock of the Corporation issued and outstanding, after giving effect to such issuance of such Securities, including the purchase of any shares of common stock or preferred stock pursuant to any warrants, and the exchange, exercise or conversion of any preferred stock into common stock, will not exceed either the total number of shares of common stock or the total number of shares of preferred stock that the Corporation is then authorized to issue under its Articles, as amended as of the date of such issuance.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.              With respect to the shares of Common Stock (the “Offered Common Stock”), when, as and if (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; (b) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Corporation receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed pricing committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Offered Warrants (as defined below) that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares of Offered Common Stock will be validly issued, fully paid and non-assessable.

2.              With respect to the Warrants (the “Offered Warrants”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock issuable upon exchange, exercise or conversion of any such Offered Warrants; (b) the terms of the Offered Warrants, any warrant agreement, and the Offered Warrants have been duly authorized, executed, and delivered by the parties thereto and/or their authorized officers; (c) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with any such warrant agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Corporation; (d) the Offered Warrants have been duly executed and countersigned in accordance with any such warrant agreement or held in global form, and issued and sold as contemplated by the Registration Statement; and (e) the Corporation has received the consideration for the Offered Warrants provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, the issuance and sale of the Offered Warrants will have been duly authorized, and such securities will be legally valid, and the Offered Warrants will be binding obligations of the Corporation under the laws of the State of Nevada.

3.              With respect to the Units (the “Offered Units”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock as to any Offered Common Stock and as to any shares of Common Stock issuable upon exchange, exercise or conversion of any Offered Warrants; (b) any Unit Agreement relating to the Offered Units and the Offered Units have been duly authorized, executed, and delivered by authorized officers of the Corporation; (c) the terms of the Offered Units and their issuance and sale have been duly established in conformity with any such Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Corporation; (d) the Offered Units have been duly executed and countersigned in accordance with any such Unit Agreement and issued and sold as contemplated by the Registration Statement; and (e) the Corporation has received the consideration for the Offered Units provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, the issuance and sale of the Offered Units will have been duly authorized, and such securities will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP